UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2016

The Boston Beer Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Suite 850, Boston, Massachusetts		02210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(617) 368-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 20, 2016, Pearson C. Cummin, III informed the Board of Directors of The Boston Beer Company, Inc. (NYSE: SAM) (the “Company”) that he intends to retire from his position as a Class A Director effective as of the close of the next regular meeting of the Board of Directors, which is scheduled for February 10, 2016. Mr. Cummin is currently the Chair of the Compensation Committee and a member of the Audit Committee of the Board of Directors. Mr. Cummin’s decision to retire from the Company’s Board of Directors was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Mr. Cummin, 73, has been a Director of the Company since its initial public offering in 1995, serving on the Audit Committee since that time and as its Chair from May 1996 to May 2013, and serving on the Compensation Committee since May 1997 and as its Chair since May 2013.

The Company issued a press release regarding such retirement, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

January 25, 2015	By:	/s/ Martin F. Roper

Name: Martin F. Roper
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of The Boston Beer Company, Inc. dated January 25, 2016